Exhibit 99.1

Summit Wireless Technologies Grew Revenue
198% in Q3 2021 Year-over-Year

- WiSA Product Category Gaining Traction with Seven New Online Storefronts -

- Rolling Stone Awards Platin Milan 5.1 with WiSA “Best Home Theater System" -

SAN JOSE, Calif.-- November 10, 2021 (BUSINESS WIRE)-- Summit Wireless Technologies, Inc. (Nasdaq: WISA), a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems, provided an update for the third quarter ended September 30, 2021.

“This holiday season, our team is aggressively working to drive sales of the WiSA category of products with consumers and national retailers,” said Brett Moyer, CEO, President, and Chairman of Summit Wireless Technologies. “We expect to surpass 2 million WiSA visitors to our websites which builds awareness of WiSA’s simplicity and high performance in TVs and Speakers. Seven national retailers are highlighting the category as certified resellers with WiSA storefronts. Using our analytics, we have targeted retail campaigns matching WiSA consumers with retailers offering promotions on speaker systems, TVs, and bundles of TVs and speakers giving consumers true spatial surround sound that a soundbar cannot deliver. We are actively investing in our new strategic marketing team, expanded online storefronts initiative, and engineering for next-gen technology that we expect to further our leadership in the spatial surround sound market.”

Q3 2021 Financial Highlights

●	Revenue increased 198% to $1.8 million, compared to $0.6 million in the third quarter of 2020.

●	Gross margin was 28.0%, compared to 17.1% in the third quarter of 2020.

●	Operating expenses were $3.4 million, including $0.4 million of non-cash charges, compared to $3.1 million, including $0.7 million of non-cash charges, in the third quarter of 2020.

●	Net loss was $2.1 million, including a $0.9 million benefit related to the Paycheck Protection Program loan forgiveness, compared to $3.0 million in the third quarter of 2020.

●	Cash and cash equivalents were $16.1 million at September 30, 2021, compared to $7.4 million at December 31, 2020.

Updated Full Year 2021 Guidance

●	Revenue is now expected to be between $6.3 million and $6.5 million, an increase of at least 160%, over the $2.4 million for 2020. Customers’ component shortages have required some customer product redesigns, causing rescheduling associated with approximately $0.5 million of Summit Wireless revenue.

●	Gross margin is now expected to be between 28.0% and 30.0%, improving 1,000 basis points or more from 18% for 2020.

●	Operating expense is now expected to be approximately $13.4 million, including approximately $1.4 million of non-cash charges.

●	Cash and cash equivalents at December 31, 2021 are now expected to be approximately $13 million, compared to $7.4 million at December 31, 2020.

Q3 2021 Operational Highlights

●	Engaged with seven national retailers to operate WiSA online storefronts: Amazon, B&H Photo, Beach Camera, BuyDig, Electronic Express, Focus Camera, and Walts TV and Appliance.

●	Hired former HDMI executives to increase traction and monetize the WiSA Standard.

●	Awarded “Best Home Theater System” by Rolling Stone for Platin Milan 5.1.

●	Launched numerous products and designs, such as:

●	TVs

○	LG Electronics’ QNED Mini LED Certified WiSA Ready™ TV

○	Hisense’s laser Certified WiSA Ready™ TV projector

○	Toshiba REGZA, first TV with WiSA SoundSend certification

●	Speakers

○	Harman Kardon WiSA Certified™ Radiance 2400 wireless audio system

●	Original Design Manufacturer (ODM)

○	Hansong Technology reference platforms for smart TVs, soundbars, audio hubs, and speakers featuring Summit’s internet of things (IoT) transceiver module

Shop WiSA Certified Products

WiSA Certified™ products are available at numerous locations and online storefronts. Look for the WiSA system that best suits your lifestyle. To save $100 on either the Milan 5.1 or Monaco 5.1 systems, both shipping with the WiSA SoundSend included, use the discount code WISA$100 on the Platin Audio - Wireless Speakers and Surround Sound.

About Summit Wireless Technologies, Inc.

Summit Wireless Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung, LG Electronics, Klipsch, Bang & Olufsen, Xbox, a subsidiary of Microsoft, and others, Summit Wireless delivers seamless, dynamic audio experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. Summit Wireless is a founding member of WiSA, the Wireless Speaker and Audio Association and works in joint partnership to champion the most reliable interoperability standard across the audio industry. Summit Wireless is headquartered in San Jose, CA with sales teams in Taiwan, China, Japan, and Korea. For more information, please visit: www.summitwireless.com.

About WiSA, LLC

WiSA®, the Wireless Speaker and Audio Association, is a consumer electronics consortium dedicated to creating interoperability standard utilized by leading brands and manufacturers to deliver immersive sound via intelligent devices. WiSA Certified™ components from any member brand can be combined to dramatically increase the enjoyment of movies and video, music, sports, gaming/esports, and more. WiSA also combines robust, high definition, multi-channel, low latency surround sound with the simple setup of a soundbar. For more information about WiSA, please visit: www.wisaassociation.org.

© 2021 Summit Wireless Technologies, Inc. All rights reserved. Summit Wireless Technologies and the Summit Wireless logo are trademarks of Summit Wireless Technologies, Inc. The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting Summit Wireless’ business including, current macroeconomic uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers, our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our customer’s end markets; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the Securities and Exchange Commission.

Contacts

Kirsten Chapman, LHA Investor Relations, 415.433.3777, summit@lhai.com

Sarah Cox, Dittoe PR for WiSA, 765.546.1036, sarah@dittoepr.com

Keith Washo, WiSA Association, 984.349.2727, kwasho@wisaassociation.org